UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2013

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 9, 2013, Motorcar Parts of America, Inc. (the “Company”) entered into an Option Purchase Agreement (the “Agreement”) with Selwyn Joffe, Chairman, President and Chief Executive Officer of the Company (the “Holder”), pursuant to which, among other things, the Company would purchase the Holder’s option to purchase 100,000 shares of the Company’s common stock granted on January 14, 2004 under the Motorcar Parts of America, Inc. 1994 Stock Option Plan at a purchase price of $626,500 (the difference per share of common stock between $12.66, the closing price of the Company’s common stock on September 27, 2013, and $6.345, the exercise price of the stock option, multiplied by 100,000, the total number of shares under Mr. Joffe’s stock option, and less an administrative fee of $5,000).  A copy of the Agreement is being filed as an exhibit to this Form 8-K.

On October 9, 2013, in connection with the transaction described above, the Company amended its existing Financing Agreement (as amended to date, the “Financing Agreement”) by entering into the Eighth Amendment to Financing Agreement (the “Cerberus Eighth Amendment”) with the lenders party thereto, Cerberus Business Finance, LLC, (“Cerberus”) as collateral agent, and PNC Bank, National Association, as administrative agent.  The Cerberus Eighth Amendment permits the Company to purchase the Holder’s stock option pursuant to the Agreement.  A copy of the Cerberus Eighth Amendment is being filed as an exhibit to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

d)	Exhibits.

Exhibit No.	Description

10.1	Option Purchase Agreement, dated as of October 9, 2013, by and between Motorcar Parts of America, Inc. and Selwyn Joffe.

10.2
Eighth Amendment to Financing Agreement, dated as of October 9, 2013, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: October 10, 2013	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President and General Counsel